	Investor Contact:	Teri L. Miller
(954) 308-8216
terilmiller@sfngroup.com

	Media Contact:	Lesly Cardec
FOR IMMEDIATE RELEASE		(800) 422-3819
leslycardec@sfngroup.com

SFN GROUP ANNOUNCES SECOND QUARTER 2011 FINANCIAL RESULTS

     FORT LAUDERDALE, Fla., July 27, 2011 — SFN Group Inc. (NYSE: SFN) today announced financial results for the second quarter ended June 26, 2011.

     SFN Group president and CEO Roy Krause commented, “We continue to focus on executing our strategy to drive growth among our targeted customer segments. Expansion in our higher margin services and operating discipline in the second quarter contributed to a 70 basis point improvement year over year in Adjusted EBITDA to 3.6%.”

FINANCIAL HIGHLIGHTS

• Second quarter 2011 revenues were $512 million, compared with $514 million in the second quarter of last year.

• Earnings from continuing operations in the second quarter 2011 were $8.6 million, or $0.16 per diluted share, compared with $2.7 million, or $0.05 per share, in the prior year.

• Adjusted EBITDA (defined below) in the second quarter was $18.2 million, or 3.6% of revenues, compared with $14.7 million, or 2.9% of revenues, in the prior year.

• Operating cash flow in the second quarter was $16.5 million and total debt was $6.8 million at the end of the period. Availability under the credit facility was $155 million as of the end of the quarter.

     Krause continued, “We are very pleased with our continued ability to expand EBITDA margins and generate strong cash flow. During the second quarter, our small and mid-sized customers grew approximately 12% year over year, while our large customer account base experienced slowing trends through the quarter. As a result, across all of our services, we are accelerating our investments in sales and recruiting staff and expect to see improving growth trends through the second half of 2011 and beyond.”

SECOND QUARTER OPERATING PERFORMANCE

     In the second quarter, Professional Services revenues represented 48% of total Company revenues and decreased 2.4% compared with the same prior year period. Revenues were lower on a year over year basis primarily related to the completion of several professional contingent workforce solutions projects. Excluding the impact of professional contingent workforce solutions, Professional Services had revenue growth of 3.5% year over year in the second quarter, primarily due to growth among small and mid-sized customers. Gross profit margin of 28.1% was up 250 basis points from the same period last year, primarily a result of increased pay/bill spreads and growth in higher margin services, including permanent placement and Recruitment Process Outsourcing. Segment operating profit was $14.5 million in the second quarter, or 6.0% of revenues, compared with $8.6million, or 3.5% of revenues in the prior year.

     Staffing Services revenues increased 1.7% year over year in the second quarter compared with the same period last year, primarily due to growth in small and mid-sized customers. Gross profit margin decreased 40 basis points compared with last year primarily as a result of  increased payroll taxes. Payroll tax expense increased due to rising state unemployment taxes in 2011combined with the impact of a payroll tax credit in the second quarter of 2010, which more than offset improvements in pay/bill spreads. SG&A was 13.9% of revenues in the second quarter of both 2011 and 2010. Segment operating profit decreased to $3.9 million or 1.4% of revenues, compared with $4.7 million or 1.8% of revenues in the second quarter of last year.

SHARE REPURCHASES

     During the second quarter, the Company purchased approximately 1,932,000 of its common shares at an average price of $10.56 per share, under its existing authorization. Additionally, on May 27, 2011, the Company's Board of Directors approved an additional authorization to purchase up to $75 million of common stock. There were no purchases during the quarter related to this authorization.

OTHER INFORMATION

     As previously announced, the Company has entered into a definitive agreement to be acquired by Randstad Holding nv (Euronext Amsterdam: RAND.AS) for $14.00 per common share through a cash tender offer, which values the Company’s equity at approximately $770 million. Randstad, based in The Netherlands, is a leading global provider of HR Services. The transaction, which is subject to customary closing conditions, including regulatory approvals and the tender of greater than 50% of SFN Group’s outstanding shares, is expected to close late in the third quarter.

EARNINGS CONFERENCE CALL

     The earnings conference call scheduled for Thursday, July 28, 2011 has been cancelled, due to the recently announced pending acquisition of SFN Group, Inc.

ABOUT SFN GROUP, Inc.

     SFN Group (NYSE: SFN) is a strategic workforce solutions company that provides professional services and general staffing to help businesses more effectively source, deploy and manage people and the work they do. As an industry pioneer, SFN Group has sourced, screened and placed millions of individuals in temporary, temp-to-hire and full-time jobs for more than 65 years.

     With approximately 560 locations in the United States and Canada, SFN delivers strategic workforce solutions that improve business performance. From outsourcing to technology to professional services to staffing, SFN delivers the best combination of people, performance and service to improve the way work gets done. It provides its services to approximately 8,000 customers, from Fortune 500 companies to a wide range of small and mid-size organizations. The company employs more than 170,000 people annually through its network and is one of North America’s largest employers. SFN provides its solutions through a family of specialized businesses: Technisource, Tatum, The Mergis Group, Todays Office Professionals, SourceRight Solutions and Spherion Staffing Services. To learn more, visit www.sfngroup.com.

IMPORTANT INFORMATION

     This release is neither an offer to purchase nor the solicitation of an offer to sell any securities. SFN Group will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC as soon as reasonably practicable following the commencement of the offer to purchase. Investors and security holders of SFN Group are urged to read the solicitation/recommendation statement and any other relevant documents filed with the SEC (when available), because they will contain important information.

     Investors and security holders may obtain a free copy of the solicitation/recommendation statement and other documents that SFN Group files with the SEC (when available) through the website maintained by the SEC at www.sec.gov and through the website maintained by SFN Group at www.sfngroup.com. In addition, the solicitation/recommendation statement and other documents filed by SFN Group with the SEC (when available) may be obtained from SFN Group free of charge by directing a request to SFN Group, Inc., Attn: Corporate Secretary, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, (954) 308-7600.

     This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition – our business operates in highly competitive markets with low barriers to entry and we may be unable to compete successfully against existing or new competitors; Economic conditions – our business is cyclical, as a result of a significant downturn in the economy, we could experience lower demand from customers and lower revenues; Government Regulation - government regulation may significantly increase our costs, including payroll-related costs and unemployment taxes; Third-Party Vendor Managers – providing our services through third-party vendor managers may expose us to financial losses; Customers – a loss of customers may result in a material impact on our results of operations; Debt and debt compliance – market conditions and failure to meet certain covenant requirements could impact the amount of availability we may borrow under our revolving lines of credit and the cost of our borrowings; Business strategy – we may not achieve the intended effects of our business strategy; Termination provisions - certain customer contracts contain termination provisions and pricing risks that could decrease revenues, profitability and cash flow; Failure to perform – our failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; Acquisitions – acquisitions could have a material adverse effect on our financial condition, results of operation and cash flows; Business interruptions – business interruptions could have an adverse effect on our operations; Personnel - our business is dependent upon the availability of qualified personnel and we may lose key personnel which could cause our business to suffer; Tax filings – regulatory challenges to our tax filing positions could result in additional taxes; Litigation – we may be exposed to employment–related claims and costs and we are a defendant in a variety of litigation and other actions from time to time; Self-Insurance programs-unexpected changes in claim trend in our self-insured workers’ compensation and benefit plans may negatively impact our financial condition and International operations – we are subject to business risks associated with our operations in Canada, which could make those operations significantly more costly. These and additional factors discussed in this release and in SFN’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.

     SFN Group Inc. prepares its financial statements in accordance with generally accepted accounting principles (GAAP). Adjusted earnings from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related items. Items excluded from the calculation of adjusted earnings from continuing operations include restructuring and other charges related to acquisition transaction and integration expenses and cost reduction initiatives and an employment tax credit. Adjusted EBITDA from continuing operations is a non-GAAP financial measure which excludes interest, restructuring and other charges, taxes, depreciation and amortization from earnings (loss) from continuing operations. Adjusted revenue growth rate is a non-GAAP financial measure, which excludes the impact of changes in revenue levels of contingent workforce services from revenue growth rates calculated on a GAAP basis. Adjusted earnings, adjusted EBITDA from continuing operations and adjusted revenue growth rate are key measures used by management to evaluate its operations. Adjusted earnings, adjusted EBITDA from continuing operations and adjusted revenue growth rate should not be considered measures of financial performance in isolation or as an alternative to net earnings (loss) from continuing operations or net earnings as determined in the Statement of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies.

SFN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	June 26,	June 27,
	2011	2010
Revenues(1)	$512,227	$513,963
Cost of services	402,527	408,571
Gross profit(2)	109,700	105,392
Selling, general and administrative expenses	94,555	95,610
Amortization expense	1,549	2,116
Interest expense	910	1,688
Interest income	(31)	(27)
Restructuring and other charges	-	974
	96,983	100,361

Earnings from continuing operations before income taxes	12,717	5,031
Income tax expense	(4,147)	(2,151)

Earnings from continuing operations	8,570	2,880
Loss from discontinued operations, net of tax	-	(160)
Net earnings	$8,570	$2,720

Earnings per share, Basic:
Earnings from continuing operations	$0.17	$0.05
Loss from discontinued operations	-	-
	$0.17	$0.05

Earnings per share, Diluted:
Earnings from continuing operations	$0.16	$0.05
Loss from discontinued operations	-	-
	$0.16	$0.05

Weighted-average shares used in computation of earnings per share:
Basic	51,844	52,600
Diluted	54,311	54,833

(1) Includes sales of all company-owned and franchised offices and royalties on sales of area-based franchised offices.

(2) Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers' compensation, benefits, billable expenses and other direct costs.

SFN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Six Months Ended
	June 26	June 27
	2011	2010
Revenues(1)	$1,012,663	$977,090
Cost of services	804,208	787,438
Gross profit(2)	208,455	189,652
Selling, general and administrative expenses	186,637	180,303
Amortization expense	3,097	4,023
Interest expense	1,822	3,149
Interest income	(76)	(58)
Restructuring and other charges	-	3,302
	191,480	190,719

Earnings (loss) from continuing operations before income taxes	16,975	(1,067)
Income tax (expense) benefit	(5,713)	771

Earnings (loss) from continuing operations	11,262	(296)
Loss from discontinued operations, net of tax	-	(160)
Net earnings (loss)	$11,262	$(456)

Earnings (loss) per share, Basic:
Earnings (loss) from continuing operations	$0.22	$(0.01)
Loss from discontinued operations	-	-
	$0.22	$(0.01)

Earnings (loss) per share, Diluted:
Earnings (loss) from continuing operations	$0.21	$(0.01)
Loss from discontinued operations	-	-
	$0.21	$(0.01)

Weighted-average shares used in computation of earnings (loss) per share:
Basic	52,284	52,182
Diluted	54,852	52,182

(1) Includes sales of all company-owned and franchised offices and royalties on sales of area-based franchised offices.

(2) Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers' compensation, benefits, billable expenses and other direct costs.

SFN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	(unaudited)
	June 26	December 26,
Assets	2011	2010
Current Assets:
Cash and cash equivalents	$10,687	$18,478
Receivables, less allowance for doubtful accounts of $2,963 and $3,382,respectively	282,965	291,691
Deferred tax asset	25,571	26,974
Other current assets	9,787	9,930
Total current assets	329,010	347,073
Property and equipment, net of accumulated depreciation of $156,022
and $154,465 respectively	37,425	40,179
Deferred tax asset	108,462	110,000
Goodwill	31,073	31,073
Trade names and other intangibles, net	57,719	60,810
Other assets	23,120	23,073
	$586,809	$612,208

Liabilities and Stockholders' Equity
Current Liabilities:
Current portion of long-term debt and revolving line of credit	$3,757	$2,592
Accounts payable and other accrued expenses	85,568	100,129
Accrued salaries, wages and payroll taxes	68,598	68,157
Accrued insurance reserves	22,591	21,501
Accrued income tax payable	430	1,016
Other current liabilities	5,604	7,832
Total current liabilities	186,548	201,227
Long-term debt, net of current portion	3,013	2,422
Accrued insurance reserves	15,140	18,214
Deferred compensation	18,615	17,559
Other long-term liabilities	2,601	2,910
Total liabilities	225,917	242,332
Stockholders' Equity:
Preferred stock, par value $0.01 per share; authorized, 2,500,000 shares;
none issued or outstanding	-	-
Common stock, par value $0.01 per share; authorized, 200,000,000; issued
65,341,609 shares	653	653
Additional paid-in capital	852,784	851,023
Treasury stock, at cost, 16,340,976 and 14,683,747 shares, respectively	(124,664)	(102,006)
Accumulated deficit	(372,055)	(383,317)
Accumulated other comprehensive income	4,174	3,523
Total stockholders' equity	360,892	369,876
	$586,809	$612,208

SFN GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 26,	June 27,	June 26,	June 27,
	2011	2010	2011	2010
Adjusted earnings from continuing operations	$7,410	$3,473	$10,102	$1,715
Employment tax credit	1,160	-	1,160	-
Restructuring and other charges, net of tax benefit (1)	-	(593)	-	(2,011)
Earnings (loss) from continuing operations	8,570	2,880	11,262	(296)
Loss from discontinued operations, net of tax	-	(160)	-	(160)
Net earnings (loss)	$8,570	$2,720	$11,262	$(456)

Per share-Diluted amounts:(2)
Adjusted earnings from continuing operations	$0.14	$0.06	$0.18	$0.03
Employment tax credit	0.02	-	0.02	-
Restructuring and other charges, net of tax benefit (1)	-	(0.01)	-	(0.04)
Earnings (loss) from continuing operations	0.16	0.05	0.21	(0.01)
Loss from discontinued operations, net of tax	-	-	-	-
Net earnings (loss)	$0.16	$0.05	$0.21	$(0.01)
Weighted-average shares used in computation of earnings
(loss) per share	54,311	54,833	54,852	52,182
(1) The tax benefit was calculated using the Company's marginal tax rate of 39.1%.
(2) Earnings (loss) per share amounts are calculated independently for each component and may not add due to rounding.

RECONCILIATION OF ADJUSTED EBITDA TO EARNINGS (LOSS) FROM CONTINUING OPERATIONS

	Three Months Ended		Six Months Ended
	June 26,	June 27,	June 26,	June 27,
	2011	2010	2011	2010
Adjusted EBITDA from continuing operations	$18,221	$14,722	$27,958	$19,274
Interest income	31	27	76	58
Interest expense	(910)	(1,688)	(1,822)	(3,149)
Restructuring and other charges	-	(974)	-	(3,302)
Depreciation and amortization	(4,625)	(7,056)	(9,237)	(13,948)
Earnings (loss) from continuing operations before income	12,717	5,031	16,975	(1,067)
taxes
Income tax (expense) benefit	(4,147)	(2,151)	(5,713)	771
Earnings (loss) from continuing operations	$8,570	$2,880	$11,262	$(296)
Adjusted EBITDA as a percentage of revenue	3.6%	2.9%	2.8%	2.0%

RECONCILIATION OF YEAR OVER YEAR REVENUE GROWTH

	Three Months Ended		Six Months Ended
	June 26,	June 27,	June 26,	June 27,
	2011	2010	2011	2010
Professional Services:
Adjusted Professional Services revenue growth rate	3.5%	28.3%	8.6%	16.6%
Revenue growth rate contributed from contingent workforce	(5.9%)	8.4%	(5.8%)	8.2%
services
Professional Services segment GAAP revenue growth rate	(2.4%)	36.7%	2.8%	24.8%

	Three Months Ended		Six Months Ended
	June 26,	June 27,	June 26,	June 27,
	2011	2010	2011	2010
Total Company
Adjusted Total Company revenue growth rate	2.5%	21.5%	6.3%	13.2%
Revenue growth rate contributed from contingent workforce	(2.8%)	4.1%	(2.7%)	3.8%
services
Total Company GAAP revenue growth rate	(0.3%)	25.6%	3.6%	17.0%

SFN GROUP, INC. AND
SUBSIDIARIES
SEGMENT INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Six Months Ended
	June 26,	March 27,	June 27,	June 26,	June 27,
	2011	2011	2010	2011	2010
Revenues:
Professional Services	$243,987	$238,805	$250,087	$482,792	$469,662
Staffing Services	268,240	261,631	263,876	529,871	507,428
Segment revenues	$512,227	$500,436	$513,963	$1,012,663	$977,090

Gross profit:
Professional Services	$68,570	$60,472	$63,949	$129,042	$113,896
Staffing Services	41,130	38,283	41,443	79,413	75,756
Segment gross profit	$109,700	$98,755	$105,392	$208,455	$189,652

Segment SG&A:
Professional Services	$(54,029)	$(53,389)	$(55,318)	$(107,418)	$(101,458)
Staffing Services	(37,268)	(35,256)	(36,774)	(72,524)	(72,177)
Segment SG&A	$(91,297)	$(88,645)	$(92,092)	$179,942)	$(173,635)

Segment operating profit:
Professional Services	$14,541	$7,083	$8,631	$21,624	$12,438
Staffing Services	3,862	3,027	4,669	6,889	3,579
Segment operating profit	18,403	10,110	13,300	28,513	16,017

Unallocated corporate costs	(3,258)	(3,437)	(3,518)	(6,695)	(6,668)
Amortization of intangibles	(1,549)	(1,548)	(2,116)	(3,097)	(4,023)
Interest expense	(910)	(912)	(1,688)	(1,822)	(3,149)
Interest income	31	45	27	76	58
Restructuring and other charges	-	-	(974)	-	(3,302)
Earnings (loss) from continuing
operations before income taxes	$12,717	$4,258	$5,031	$16,975	$(1,067)

MEMO:
Gross profit margin:
Professional Services	28.1%	25.3%	25.6%	26.7%	24.3%
Staffing Services	15.3%	14.6%	15.7%	15.0%	14.9%
Total SFN Group, Inc.	21.4%	19.7%	20.5%	20.6%	19.4%

Segment SG&A:
Professional Services	22.1%	22.4%	22.1%	22.2%	21.6%
Staffing Services	13.9%	13.5%	13.9%	13.7%	14.2%
Total SFN Group, Inc.	17.8%	17.7%	17.9%	17.8%	17.8%

Segment operating profit (loss):
Professional Services	6.0%	3.0%	3.5%	4.5%	2.6%
Staffing Services	1.4%	1.2%	1.8%	1.3%	0.7%
Total SFN Group, Inc.	3.6%	2.0%	2.6%	2.8%	1.6%

Segment revenue per billing day:
Professional Services	$3,842	$3,731	$3,938	$3,787	$3,698
Staffing Services	$4,224	$4,088	$4,156	$4,156	$3,995
Total SFN Group, Inc. (1)	$8,067	$7,819	$8,094	$7,942	$7,694

Supplemental Cash Flow and Other
Information:
Operating cash flow	$16,463	$6,039	$(91)	$22,502	$3,624
Capital expenditures	$943	$1,241	$1,231	$2,184	$1,741
Depreciation and amortization	$4,625	$4,612	$7,056	$9,237	$13,948
DSO	44	45	45	44	45
Billing Days	63.5	64.0	63.5	127.5	127.0

(1) Segment Revenue per billing day is calculated independently for each segment and may not add due to rounding.

SFN GROUP, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited, dollar amounts in thousands)

Three Months Ended				Six Months Ended
June 26, 2011		March 27, 2011	June 27, 2010	June 26, 2011	June 27, 2010
Professional Services
Revenues by Skill:
Information Technology	$128,602	$124,622	$126,972	$253,224	$244,966
Finance & Accounting	45,709	44,870	43,076	90,579	78,112
Administration	14,399	14,851	14,985	29,250	28,946
Other	55,277	54,462	65,054	109,739	117,638
Segment Revenues	$243,987	$238,805	$250,087	$482,792	$469,662

Revenues by Service:
Temporary Staffing	$191,145	$188,714	$190,464	$379,859	$363,204
Outsourcing & Other	43,468	42,206	53,584	85,674	95,979
Permanent Placement	9,374	7,885	6,039	17,259	10,479
Segment Revenues	$243,987	$238,805	$250,087	$482,792	$469,662

Gross Profit Margin by Service:
(As % of Applicable Revenues)
Temporary Staffing	24.8%	22.8%	23.9%	23.8%	23.1%
Outsourcing & Other	27.0%	22.6%	23.2%	24.8%	20.2%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Professional Services	28.1%	25.3%	25.6%	26.7%	24.3%

Revenues per billing day by Skill: (1)
Information Technology	$2,025	$1,947	$2,000	$1,986	$1,929
Finance & Accounting	$720	$701	$678	$710	$615
Administration	$227	$232	$236	$229	$228
Other	$871	$851	$1,024	$861	$926

Revenues per billing day by Service: (1)
Temporary Staffing	$3,010	$2,949	$2,999	$2,979	$2,860
Outsourcing & Other	$685	$659	$844	$672	$756
Permanent Placement	$148	$123	$95	$135	$83

Staffing Services
Revenues by Skill:
Clerical	$143,677	$146,596	$141,808	$290,273	$280,701
Light Industrial	124,563	115,035	122,068	239,598	226,727
Segment Revenues	$268,240	$261,631	$263,876	$529,871	$507,428

Revenues by Service:
Temporary Staffing	$265,824	$259,548	$261,904	$525,372	$503,598
Permanent Placement	2,416	2,083	1,972	4,499	3,830
Segment Revenues	$268,240	$261,631	$263,876	$529,871	$507,428

Gross Profit Margin by Service:
(As % of Applicable Revenues)
Temporary Staffing	14.6%	13.9%	15.1%	14.3%	14.3%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Staffing Services	15.3%	14.6%	15.7%	15.0%	14.9%

Revenues per billing day by Skill: (1)
Clerical	$2,263	$2,291	$2,233	$2,277	$2,210
Light Industrial	$1,962	$1,797	$1,922	$1,879	$1,785

Revenues per billing day by Service: (1)
Temporary Staffing	$4,186	$4,055	$4,124	$4,121	$3,965
Permanent Placement	$38	$33	$31	$35	$30

(1) Segment Revenue per billing day is calculated independently for each segment and may not add due to rounding.